UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2009

Octavian Global Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-46705	01-895182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

______________

1-3 Bury Street Guildford Surrey, GU2 4AW
United Kingdom
(Address of principal executive offices and Zip Code)

+44 1483 543 543
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - Other Events

Reverse Stock Split; Change of Trading Symbol

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2008, our board of directors, by unanimous written consent dated November 13, 2008, authorized a 1-for-5.0174 reverse stock split of our shares of common stock (the “Reverse Split”) so that upon the effective date of the Reverse Split the 39,147,714 shares of common stock currently outstanding will be reduced to 7,802,400 shares.

The Reverse Split became effective at the beginning of business on Wednesday, January 7, 2009.

Also upon the effectiveness of the Reverse Split our trading symbol was changed to “OCVT.”

Issuance of Shares of Common Stock to Harmen Brenninkmeijer

Under the provisions of our employment agreement with Harmen Brenninkmeijer, our Chief Executive Officer, we are obligated to issue to Mr. Brenninkmeijer 214,000 shares of our common stock on a post-reverse split basis.  We have instructed our transfer agent to issue these shares to Mr. Brenninkmeijer.  Immediately after the issuance of these additional shares, our shares of common stock outstanding will be increased to 8,016,400 shares.

ITEM 9.01 - Financial Statements and Exhibits

Financial Statements of Business Acquired and Pro Forma Financial Information

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

99.1	Press Release dated January 7, 2009, announcing the effectiveness of the Reverse Stock Split

99.2	Amendment to Employment Agreement by and between Octavian Global Technologies, Inc. and Harmen Brenninkmeijer, dated as of December 8, 2008.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTAVIAN GLOBAL TECHNOLOGIES, INC.

Dated: January 7, 2009	By:	/s/ Harmen Brenninkmeijer
Harmen Brenninkmeijer, Chief Executive Officer